Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	February 28, 2013
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS 2012 FOURTH QUARTER AND FULL YEAR EARNINGS AND

2013 EARNINGS GUIDANCE

Consolidated Results of Operations, As Reported – Three and twelve-month periods ended December 31, 2012 and 2011:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $135.5 million, or $1.39 per diluted share, during the fourth quarter of 2012 as compared to $95.3 million, or $.98 per diluted share, during the comparable quarter of 2011. Net revenues increased 6% to $1.76 billion during the fourth quarter of 2012 as compared to $1.66 billion during the fourth quarter of 2011.

Reported net income attributable to UHS was $443.4 million, or $4.53 per diluted share, during the twelve-month period of 2012 as compared to $398.2 million, or $4.04 per diluted share, during the 2011 full year period. Net revenues increased 3% to $6.96 billion during the twelve-month period of 2012 as compared to $6.76 billion during the comparable 2011 twelve-month period.

Consolidated Results of Operations, As Adjusted – Three-month periods ended December 31, 2012 and 2011:

For the three-month period ended December 31, 2012, our adjusted net income attributable to UHS, as calculated on the attached Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”), was $98.0 million, or $1.00 per diluted share, as compared to $88.8 million, or $.91 per diluted share, during the fourth quarter of 2011.

As reflected on the Supplemental Schedule, included in our reported results during the fourth quarter of 2012, was an aggregate net favorable after-tax impact of $37.4 million, or $.39 per diluted share, consisting of: (i) a favorable after-tax impact of approximately $15.5 million, or $.16 per diluted share, resulting from a reduction to our professional and general liability self-insurance reserves relating to years prior to 2012, based upon a reserve analysis; (ii) a favorable after-tax impact of approximately $16.4 million, or $.17 per diluted share, resulting from the gain realized on the sale of Auburn Regional Medical Center which was divested in October, 2012, and; (iii) a favorable after-tax impact of approximately $5.5 million, or $.06 per diluted share, related to the incentive income and expenses recorded in connection with the implementation of electronic health records (“EHR”) applications at our acute care hospitals (as discussed below in Accounting for HITECH Act incentive income and EHR expenses).

As reflected on the attached Supplemental Schedule, included in our net income attributable to UHS during the three-month period ended December 31, 2011, was the favorable after-tax impact of $6.5 million, or $.07 per diluted share, resulting from a reduction to our professional and general liability self-insurance reserves relating to years prior to 2011, based upon a reserve analysis.

Consolidated Results of Operations, As Adjusted – Twelve-month periods ended December 31, 2012 and 2011:

For the twelve-month period ended December 31, 2012, our adjusted net income attributable to UHS, as calculated on the attached Supplemental Schedule, was $406.4 million, or $4.15 per diluted share, as compared to $391.7 million, or $3.97 per diluted share, during the comparable twelve-month period of 2011.

As reflected on the Supplemental Schedule, included in our reported results during the twelve-month period ended December 31, 2012 was a net favorable aggregate after-tax impact of approximately $37.0 million, or $.38 per diluted share, consisting of the following:

•

a favorable after-tax impact of approximately $15.5 million resulting from a reduction to our professional and general liability self-insurance reserves relating to years prior to 2012, based upon a reserve analysis;

•	a favorable after-tax impact of approximately $16.4 million resulting from the gain realized on the sale of Auburn Regional Medical Center;

•

a favorable after-tax impact of approximately $1.9 million, recorded in connection with the implementation of EHR applications as discussed below in Accounting for HITECH Act incentive income and EHR expenses;

•

a favorable after-tax impact of $18.8 million resulting from an aggregate cash payment of approximately $36 million received by us in connection an agreement entered into with the United States Department of Health and Human Services, the Secretary of Health and Human Services, and the Centers for Medicare and Medicaid Services (referred to collectively as “HHS”). After reductions for estimated related expenses and the portion attributable to third-party non-controlling ownership interests, this agreement, which favorably impacted our pre-tax consolidated financial results by $30.2 million during the first quarter of 2012, was part of an industry-wide settlement with HHS related to litigation that was pending for several years contending that acute care hospitals in the U.S. were underpaid from the Medicare inpatient prospective payment system during a number of prior years;

•

a favorable after-tax impact of $4.3 million recorded during the first quarter of 2012 representing the 2011 portion of the net Medicaid supplemental reimbursements earned pursuant to the Oklahoma Supplemental Hospital Offset Payment Program;

•

an aggregate unfavorable after-tax impact of $5.1 million recorded during the first quarter of 2012 resulting from: (i) the revised Supplemental Security Income ratios utilized for calculating Medicare disproportionate share hospital reimbursements for federal fiscal years 2006 through 2009 ($2.4 million unfavorable after-tax impact), and; (ii) the write-off of receivables related to revenues recorded during 2011 at two of our acute care hospitals located in Florida resulting from reductions in certain county reimbursements due to reductions in federal matching Inter-Governmental Transfer funds ($2.7 million unfavorable after-tax impact);

•	a net favorable after-tax impact of $3.4 million consisting primarily of the 2011 portion of net Medicaid supplemental revenues recorded during the second quarter of 2012, and;

•

an unfavorable after-tax charge of $18.1 million resulting from the write-off of deferred financing costs related to the portion of our Term Loan B credit facility that was extinguished during the third quarter of 2012.

As indicated on the attached Supplemental Schedule, included in our net income attributable to UHS during the year ended December 31, 2011, was the favorable after-tax impact of $6.5 million, or $.07 per diluted share, resulting from a reduction to our professional and general liability self-insurance reserves relating to years prior to 2011.

Acute Care Services – Three and twelve-month periods ended December 31, 2012 and 2011:

During the fourth quarter of 2012, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased 1.7% and adjusted patient days increased 1.4%, as compared to the fourth quarter of 2011. Net revenues at these facilities increased 3.1% during the fourth quarter of 2012 as compared to the comparable quarter of the prior year. At these facilities, net revenue per adjusted admission increased 1.4% while net revenue per adjusted patient day increased 1.7% during the fourth quarter of 2012 as compared to the comparable quarter of the prior year. On a same facility basis, the operating margin at our acute care hospitals decreased to 14.4% during the fourth quarter of 2012 as compared to 15.5% during the fourth quarter of 2011. We define operating margin as net revenues less salaries, wages and benefits, other operating expenses and supplies expense (excluding the impact of the items mentioned above and excluding the EHR impact, as indicated on the Supplemental Schedule).

During the twelve-months ended December 31, 2012, at our acute care hospitals on a same facility basis, adjusted admissions increased 0.2% and adjusted patient days increased 0.5%, as compared to the comparable twelve-month period of 2011. Net revenues at these facilities increased 0.4% during the full year of 2012 as compared to 2011. At these facilities, net revenue per adjusted admission increased 0.2% while net revenue per adjusted patient day decreased 0.1% during the twelve month period of 2012, as compared to 2011. The operating margin at our acute care hospitals owned during both years decreased to 15.8% during 2012, as compared to 17.2% during 2011.

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on charges at established rates, amounting to $206 million and $248 million during the three-month periods ended December 31, 2012 and 2011, respectively, and $1.05 billion and $956 million during the twelve-month periods ended December 31, 2012 and 2011, respectively.

Behavioral Health Care Services – Three and twelve-month periods ended December 31, 2012 and 2011:

During the fourth quarter of 2012, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 5.0% while adjusted patient days increased 0.5%, as compared to the fourth quarter of 2011. Net revenues at these facilities increased 4.5% during the fourth quarter of 2012, as compared to the comparable quarter in 2011. At these facilities, net revenue per adjusted admission decreased 0.5% while net revenue per adjusted patient day increased 4.0% during the fourth quarter of 2012 over the comparable quarter in 2011. The operating margin at our behavioral health care facilities owned during both periods increased to 27.6% during the fourth quarter of 2012, as compared to 25.3% during the fourth quarter of 2011.

During the twelve-months ended December 31, 2012, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 5.0% while adjusted patient days increased 1.0%, as compared to the full year of 2011. Net revenues at these facilities increased 4.3% during the twelve-months of 2012, as compared to the comparable twelve-month period of 2011. At these facilities, net revenue per adjusted admission decreased 0.7% while net revenue per adjusted patient day increased 3.2% during the full year of 2012 over 2011. The operating margin at our behavioral health care facilities owned during both years increased to 27.7% during 2012 as compared to 26.3% during 2011.

Accounting for HITECH Act incentive income and EHR expenses:

The health information technology provisions of the American Recovery and Reinvestment Act (referred to as the “HITECH Act”) established criteria related to the “meaningful use” of electronic health records (“EHR”) for acute care hospitals and established requirements for the Medicare and Medicaid EHR payment incentive programs.

During 2011, we began implementing EHR applications at certain of our acute care hospitals and will continue to do so, on a hospital-by-hospital basis, until completion which is scheduled to occur by the end of June, 2013. As of December 31, 2012, EHR applications have been implemented at fourteen of our acute care hospitals. Our acute care hospitals are eligible for Medicare and Medicaid EHR incentive payments upon implementation of the EHR application, assuming they meet the “meaningful use” criteria. As of December 31, 2012, eleven hospitals met the “meaningful use” criteria.

As reflected on the Supplemental Schedule, our consolidated results of operations for the three-month period ended December 31, 2012 includes the favorable after-tax impact of approximately $5.5 million, or $.06 per diluted share, recorded in connection with the implementation of EHR applications. This favorable impact, which on a pre-tax basis amounted to $8.9 million, consists of $17.5 million of EHR incentive income offset by $3.4 million of salaries, wages, benefits and other operating expenses and $5.2 million of depreciation and amortization expense.

As reflected on the Supplemental Schedule, our consolidated results of operations for the year ended December 31, 2012 includes the favorable after-tax impact of approximately $1.9 million, or $.02 per diluted share, recorded in connection with the implementation of EHR applications. This favorable impact, which on a pre-tax basis amounted to $3.0 million, including a $700,000 benefit from the net expense attributable to third-party, non-controlling ownership interests, consists of $30.0 million of EHR incentive income offset by $14.4 million of salaries, wages, benefits and other operating expenses and $13.3 million of depreciation and amortization expense.

During 2013, based upon our remaining scheduled EHR implementations and anticipated “meaningful use” qualifications, we expect to record approximately $57 million of EHR incentive income and approximately $36 million of EHR-related incremental expenses (including $29 million of depreciation and amortization expense) resulting in a net favorable after-tax impact of approximately $13 million, or $.13 per diluted share.

2013 Full Year Guidance:

Excluding the favorable $.13 per diluted share EHR impact mentioned above, our estimated range of net income attributable to UHS for the year ended December 31, 2013, is $4.35 to $4.50 per diluted share. This guidance range represents an increase of approximately 5% to 8% over the adjusted net income attributable to UHS of $4.15 per diluted share for the year ended December 31, 2012, as calculated on the attached supplemental schedule, and as discussed above.

During 2013, our net revenues are estimated to increase approximately 6% to $7.41 billion, as compared to $6.96 billion during 2012.

This guidance range excludes the impact of items, if applicable, that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits and other material amounts that may be reflected in our financial statements that relate to prior periods. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

Acquisition of Ascend Health Corporation:

As previously announced, we completed the acquisition of Ascend Health Corporation (“Ascend”) in October, 2012. Ascend was the largest private behavioral health provider with 9 owned or leased freestanding inpatient facilities located in 5 states including Texas, Arizona, Utah, Oregon and Washington.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on March 1, 2013. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhsinc.com. A replay of the call will follow shortly after conclusion of the live call and will be available for one full year.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. (“UHS”) is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico and the U.S. Virgin Islands. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2012), may cause the results to differ materially from those anticipated in the forward-looking statements. The operating pressures that we continue to experience in many of our acute care markets has increased the volatility of our financial results making estimation of future results more challenging. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

During the first quarter of 2012, we adopted the Financial Accounting Standards Board’s Accounting Standards Update No. 2011-07, “Health Care Entities (Topic 954): Presentation and Disclosure of Patient Service Revenue, Provision for Bad Debts, and the Allowance for Doubtful Accounts for Certain Health Care Entities,” which required health care entities to change the presentation in their statement of operations by reclassifying the provision for bad debts associated with patient service revenue from an operating expense to a deduction from patient service revenue (net of contractual allowances and discounts). As a result, the provision for doubtful accounts for our acute care and behavioral health care facilities is reflected as a deduction for net revenues in the accompanying consolidated statements of income for the three and twelve-month periods ended December 31, 2012 and 2011. The adoption of this standard had no impact on our financial position or results of operations.

As mentioned above, our acute care hospitals may qualify for EHR incentive payments upon implementation of an EHR application assuming they meet the “meaningful use” criteria. However, there can be no assurance that we (our acute care hospitals) will ultimately qualify for these incentive payments and, should we qualify, we are unable to quantify the amount of incentive payments we may receive since the amounts are dependent upon various factors including the implementation timing at each hospital. Should we qualify for incentive payments, there may be timing differences in the recognition of the incentive income and expenses recorded in connection with the implementation of the EHR application which may cause material period-to-period changes in our future results of operations. Hospitals that do not qualify as a meaningful user of EHR by 2015 are subject to a reduced market basket update to the inpatient prospective payment system standardized amount in 2015 and each subsequent fiscal year. Although we believe that our acute care hospitals will be in compliance with the EHR standards by 2015, there can be no assurance that all of our facilities will be in compliance and therefore not subject to the penalty provision of the HITECH Act.

We believe that operating income, operating margin, adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of items that are nonrecurring or non-operational in nature including items such as, but not limited to, costs related to extinguishment of debt, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2012. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011

Net revenues before provision for doubtful accounts	$1,969,395	$1,803,530	$7,688,071	$7,356,798
Less: Provision for doubtful accounts	204,468	140,534	726,671	596,576

Net revenues	1,764,927	1,662,996	6,961,400	6,760,222

Operating charges:
Salaries, wages and benefits	875,865	833,808	3,440,917	3,326,378
Other operating expenses	322,790	323,201	1,381,838	1,353,693
Supplies expense	204,697	201,832	799,621	805,489
Depreciation and amortization	80,619	73,383	302,426	287,211
Lease and rental expense	23,979	21,822	94,885	90,323
Electronic health records incentive income	(17,532)	—	(30,038)	—
Costs related to extinguishment of debt	—	—	29,170	—

	1,490,418	1,454,046	6,018,819	5,863,094

Income from operations	274,509	208,950	942,581	897,128

Interest expense, net	41,113	46,115	178,918	200,792

Income before income taxes	233,396	162,835	763,663	696,336

Provision for income taxes	85,736	54,828	274,616	247,466

Net income	147,660	108,007	489,047	448,870

Less: Income attributable to noncontrolling interests	12,199	12,736	45,601	50,703

Net income attributable to UHS	$135,461	$95,271	$443,446	$398,167

Basic earnings per share attributable to UHS (a)	$1.39	$0.99	$4.57	$4.09

Diluted earnings per share attributable to UHS (a)	$1.39	$0.98	$4.53	$4.04

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011

(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$135,461	$95,271	$443,446	$398,167
Less: Net income attributable to unvested restricted share grants	(118)	(81)	(497)	(521)

Net income attributable to UHS - basic and diluted	$135,343	$95,190	$442,949	$397,646

Weighted average number of common shares - basic	97,181	96,455	96,821	97,199

Basic earnings per share attributable to UHS:	$1.39	$0.99	$4.57	$4.09

Weighted average number of common shares	97,181	96,455	96,821	97,199
Add: Other share equivalents	530	969	890	1,338

Weighted average number of common shares and equiv. - diluted	97,711	97,424	97,711	98,537

Diluted earnings per share attributable to UHS:	$1.39	$0.98	$4.53	$4.04

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the three months ended December 31, 2012 and 2011

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Three months ended December 31, 2012		Three months ended December 31, 2011

Net revenues before provision for doubtful accounts	$1,969,395		$1,803,530
Less: Provision for doubtful accounts	204,468		140,534

Net revenues	1,764,927	100.0%	1,662,996	100.0%

Operating charges:
Salaries, wages and benefits	875,865	49.6%	833,808	50.1%
Other operating expenses	322,790	18.3%	323,201	19.4%
Supplies expense	204,697	11.6%	201,832	12.1%
EHR incentive income	(17,532)	-1.0%	—	0.0%

	1,385,820	78.5%	1,358,841	81.7%

Operating income/margin (“EBITDAR”)	379,107	21.5%	304,155	18.3%

Lease and rental expense	23,979		21,822
Income attributable to noncontrolling interests	12,199		12,736

Earnings before, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	342,929	19.4%	269,597	16.2%

Depreciation and amortization	80,619		73,383
Costs related to extinguishment of debt	—		—
Interest expense, net	41,113		46,115

Income before income taxes	221,197		150,099

Provision for income taxes	85,736		54,828

Net income attributable to UHS	$135,461		$95,271

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended December 31, 2012		Three months ended December 31, 2011
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Calculation of Adjusted Net Income Attributable to UHS - including and excluding EHR impact:
Net income attributable to UHS	$135,461	$1.39	$95,271	$0.98
Plus/minus adjustments:
Reduction of reserves relating to prior years for professional and general liability self-insured claims, net of income taxes	(15,516)	(0.16)	(6,477)	($0.07)
Gain on sale of assets and business, net of income taxes	(16,417)	(0.17)	—	—

Subtotal after-tax adjustments to net income attributable to UHS	(31,933)	(0.33)	(6,477)	(0.07)

Adjusted net income attributable to UHS - including Electronic Health Records (“EHR”) impact	$103,528	$1.06	$88,794	$0.91

Plus/minus impact of EHR implementation:
EHR-related incentive income, pre-tax	(17,532)
EHR-related salaries, wages and benefits, pre-tax	3,594
EHR-related other operating costs, pre-tax	(173)
EHR-related depreciation & amortization, pre-tax	5,191
EHR-related minority interest in earnings of consolidated entities, pre-tax	53
Income tax provision on EHR-related items	3,357

After-tax impact of EHR-related items	(5,510)	(0.06)	—	—

Adjusted net income attributable to UHS	$98,018	$1.00	$88,794	$0.91

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the twelve months ended December 31, 2012 and 2011

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Twelve months ended December 31, 2012		Twelve months ended December 31, 2011

Net revenues before provision for doubtful accounts	$7,688,071		$7,356,798
Less: Provision for doubtful accounts	726,671		596,576

Net revenues	6,961,400	100.0%	6,760,222	100.0%

Operating charges:
Salaries, wages and benefits	3,440,917	49.4%	3,326,378	49.2%
Other operating expenses	1,381,838	19.9%	1,353,693	20.0%
Supplies expense	799,621	11.5%	805,489	11.9%
EHR incentive income	(30,038)	-0.4%	—	0.0%

	5,592,338	80.3%	5,485,560	81.1%

Operating income/margin (“EBITDAR”)	1,369,062	19.7%	1,274,662	18.9%

Lease and rental expense	94,885		90,323
Income attributable to noncontrolling interests	45,601		50,703

Earnings before, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	1,228,576	17.6%	1,133,636	16.8%

Depreciation and amortization	302,426		287,211
Costs related to extinguishment of debt	29,170		—
Interest expense, net	178,918		200,792

Income before income taxes	718,062		645,633

Provision for income taxes	274,616		247,466

Net income attributable to UHS	$443,446		$398,167

Calculation of Adjusted Net Income Attributable to UHS

	Twelve months ended December 31, 2012		Twelve months ended December 31, 2011
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Net Income Attributable to UHS - including and excluding EHR impact:
Net income attributable to UHS	$443,446	$4.53	$398,167	$4.04
Plus/minus adjustments:
Medicare Rural Floor settlement, net of income taxes	(18,753)
Oklahoma SHOPP Medicaid reimbursements related to prior years, net of income taxes	(4,329)
Impact of revised SSI ratios and write-off Florida county receivables, net of income taxes	5,149
Net Medicaid reimbursements related to prior years, net of income taxes	(3,417)
Costs related to extinguishment of debt, net of income taxes	18,126
Reduction of reserves relating to prior years for professional and general liability self-insured claims, net of income taxes	(15,516)		(6,477)
Gain on sale of assets and business, net of income taxes	(16,417)		—

Subtotal after-tax adjustments to net income attributable to UHS	(35,157)	(0.36)	(6,477)	(0.07)

Adjusted net income attributable to UHS - including Electronic Health Records (“EHR”) impact	$408,289	$4.17	$391,690	$3.97

Plus/minus impact of EHR implementation:
EHR-related incentive income, pre-tax	(30,038)
EHR-related salaries, wages and benefits, pre-tax	14,316
EHR-related other operating costs, pre-tax	141
EHR-related depreciation & amortization, pre-tax	13,293
EHR-related minority interest in earnings of consolidated entities, pre-tax	(722)
Income tax provision on EHR-related items	1,140

After-tax impact of EHR-related items	(1,870)	(0.02)	—	—

Adjusted net income attributable to UHS	$406,419	$4.15	$391,690	$3.97

Universal Health Services, Inc.

Consolidated Statements of Comprehensive Income

(in thousands)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011

Net income	$147,660	$108,007	$489,047	$448,870
Other comprehensive income (loss):
Unrealized derivative gains (loss) on cash flow hedges	4,895	2,159	6,677	(37,477)
Amortization of terminated hedge	(84)	(84)	(336)	(336)
Minimum pension liability	4,986	(12,397)	4,986	(12,397)

Other comprehensive (loss) income before tax	9,797	(10,322)	11,327	(50,210)
Income tax (benefit) expense related to items of other comprehensive income (loss)	3,721	(3,904)	4,306	(19,174)

Total other comprehensive (loss) income, net of tax	6,076	(6,418)	7,021	(31,036)

Comprehensive income	153,736	101,589	496,068	417,834
Less: Comprehensive income attributable to noncontrolling interests	12,199	12,736	45,601	50,703

Comprehensive income attributable to UHS	$141,537	$88,853	$450,467	$367,131

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$23,471	$41,229
Accounts receivable, net	1,067,197	969,802
Supplies	99,000	96,775
Deferred income taxes	104,461	108,324
Other current assets	87,936	99,859
Assets of facilities held for sale	25,431	48,916

Total current assets	1,407,496	1,364,905

Property and equipment	5,368,345	5,106,160
Less: accumulated depreciation	(1,986,110)	(1,818,180)

	3,382,235	3,287,980

Other assets:
Goodwill	3,036,765	2,627,602
Deferred charges	75,888	111,780
Other	298,459	272,978

	$8,200,843	$7,665,245

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$2,589	$2,479
Accounts payable and accrued liabilities	889,557	832,125
Federal and state taxes	1,062	0
Liabilities of facilities held for sale	850	2,329

Total current liabilities	894,058	836,933

Other noncurrent liabilities	395,355	401,908
Long-term debt	3,727,431	3,651,428
Deferred income taxes	183,747	209,592

Redeemable noncontrolling interest	234,303	218,266

UHS common stockholders’ equity	2,713,345	2,296,352
Noncontrolling interest	52,604	50,766

Total equity	2,765,949	2,347,118

	$8,200,843	$7,665,245

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Twelve months ended December 31,
	2012	2011

Cash Flows from Operating Activities:
Net income	$489,047	$448,870
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	308,690	295,861
Gains on sales of assets and businesses, net of losses	(27,085)	(452)
Stock-based compensation expense	22,518	18,225
Costs related to extinguishment of debt	29,170	0
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(71,068)	(134,838)
Accrued interest	152	(3,577)
Accrued and deferred income taxes	10,374	85,792
Other working capital accounts	28,554	(28,382)
Other assets and deferred charges	30,976	37,160
Other	6,367	(1,387)
Accrued insurance expense, net of commercial premiums paid	62,660	83,612
Payments made in settlement of self-insurance claims	(75,084)	(82,633)

Net cash provided by operating activities	815,271	718,251

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(363,192)	(285,682)
Acquisition of property and businesses	(527,847)	(29,466)
Proceeds received from sale of assets and businesses	149,311	67,592
Costs incurred for purchase and implementation of electronic health records application	(54,362)	(38,249)
Return of deposit on terminated purchase agreement	6,500	0

Net cash used in investing activities	(789,590)	(285,805)

Cash Flows from Financing Activities:
Reduction of long-term debt	(849,647)	(381,517)
Additional borrowings	913,500	98,100
Financing costs	(8,283)	(23,608)
Repurchase of common shares	(19,154)	(60,482)
Dividends paid	(58,395)	(19,466)
Issuance of common stock	5,435	4,779
Profit distributions to noncontrolling interests	(26,895)	(38,497)

Net cash used in financing activities	(43,439)	(420,691)

(Decrease) increase in cash and cash equivalents	(17,758)	11,755
Cash and cash equivalents, beginning of period	41,229	29,474

Cash and cash equivalents, end of period	$23,471	$41,229

Supplemental Disclosures of Cash Flow Information:
Interest paid	$157,415	$176,328

Income taxes paid, net of refunds	$264,824	$163,029

Universal Health Services, Inc.

Supplemental Statistical Information

(un-audited)

Same Facility:

		% Change Quarter Ended 12/31/2012	% Change 12 months ended 12/31/2012

Acute Care Hospitals
Revenues		3.1%	0.4%
Adjusted Admissions		1.7%	0.2%
Adjusted Patient Days		1.4%	0.5%
Revenue Per Adjusted Admission		1.4%	0.2%
Revenue Per Adjusted Patient Day		1.7%	-0.1%

Behavioral Health Hospitals

Revenues		4.5%	4.3%
Adjusted Admissions		5.0%	5.0%
Adjusted Patient Days		0.5%	1.0%
Revenue Per Adjusted Admission		-0.5%	-0.7%
Revenue Per Adjusted Patient Day		4.0%	3.2%

UHS Consolidated

	Fourth Quarter Ended		Twelve months Ended
	12/31/2012	12/31/2011	12/31/2012	12/31/2011

Revenues	$1,764,927	$1,662,996	$6,961,400	$6,760,222
EBITDA (1)	342,929	269,597	1,228,576	1,133,636
EBITDA Margin (1)	19.4%	16.2%	17.6%	16.8%

Cash Flow From Operations	280,265	155,749	815,271	718,251
Days Sales Outstanding	56	53	56	51
Capital Expenditures	81,001	90,278	363,192	285,682

Debt			3,730,020	3,653,907
Shareholders Equity			2,713,345	2,296,352
Debt / Total Capitalization			57.9%	61.4%
Debt / EBITDA			3.04	3.22
Debt / Cash From Operations			4.58	5.09

Acute Care EBITDAR Margin (2)	14.4%	15.5%	15.8%	17.2%
Behavioral Health EBITDAR Margin (2)	27.6%	24.8%	27.6%	25.8%

(1)	Net of Minority Interest and before the items shown on the Supplemental Schedule.
(2)	Before Corporate overhead allocation and minority interest and adjustments shown on the Supplemental Schedule. Also excludes financial information for facilities reflected as discontinued operations.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE THREE MONTHS ENDED

DECEMBER 31, 2012

AS REPORTED:

	ACUTE (1)			BEHAVIORAL HEALTH
	12/31/12	12/31/11	% change	12/31/12	12/31/11	% change

Hospitals owned and leased	23	23	0.0%	185	179	3.4%
Average licensed beds	5,620	5,604	0.3%	19,977	19,372	3.1%
Patient days	269,969	269,164	0.3%	1,340,429	1,276,929	5.0%
Average daily census	2,934.4	2,925.7	0.3%	14,569.9	13,879.7	5.0%
Occupancy-licensed beds	52.2%	52.2%	0.0%	72.9%	71.6%	1.8%
Admissions	61,213	60,822	0.6%	95,634	86,814	10.2%
Length of stay	4.4	4.4	-0.3%	14.0	14.7	-4.7%

Inpatient revenue	$3,080,223	$2,835,547	8.6%	$1,521,842	$1,353,613	12.4%
Outpatient revenue	1,527,935	1,362,580	12.1%	171,554	153,225	12.0%
Total patient revenue	4,608,158	4,198,127	9.8%	1,693,396	1,506,838	12.4%
Other revenue	30,406	21,864	39.1%	33,788	34,810	-2.9%
Gross hospital revenue	4,638,564	4,219,991	9.9%	1,727,184	1,541,648	12.0%

Total deductions	3,596,470	3,263,037	10.2%	814,073	705,662	15.4%

Net hospital revenue before provision for doubtful accounts	$1,042,094	$956,954	8.9%	$913,111	$835,986	9.2%

Provision for doubtful accounts	$179,205	$120,067	49.3%	$25,226	$20,458	23.3%

Net hospital revenue	862,889	836,887	3.1%	887,885	815,528	8.9%

SAME FACILITY:

	ACUTE (1)			BEHAVIORAL HEALTH (2)
	12/31/12	12/31/11	% change	12/31/12	12/31/11	% change

Hospitals owned and leased	23	23	0.0%	172	172	0.0%
Average licensed beds	5,620	5,604	0.3%	18,922	18,848	0.4%
Patient days	269,974	269,164	0.3%	1,264,338	1,253,647	0.9%
Average daily census	2,934.5	2,925.7	0.3%	13,742.8	13,626.6	0.9%
Occupancy-licensed beds	52.2%	52.2%	0.0%	72.6%	72.3%	0.5%
Admissions	61,213	60,822	0.6%	89,879	85,302	5.4%
Length of stay	4.4	4.4	-0.3%	14.1	14.7	-4.3%

(1)	Auburn is excluded in both current and prior years. Hospital count previously reflected number of licenses we have revised to reflect number of hospitals.
(2)	King George School, Marion, Pennsylvania Clinical School, San Juan Capestrano, Brook Glen Behavioral Hospital, Jefferson Train, Manatee Palms Group Homes, the Peaks and the Ascend facilities are excluded in both current and prior years.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE TWELVE MONTHS ENDED

DECEMBER 31, 2012

AS REPORTED:

	ACUTE (1)			BEHAVIORAL HEALTH
	12/31/12	12/31/11	% change	12/31/12	12/31/11	% change

Hospitals owned and leased	23	23	0.0%	185	179	3.4%
Average licensed beds	5,563	5,566	-0.1%	19,362	19,388	-0.1%
Patient days	1,095,804	1,114,820	-1.7%	5,245,499	5,090,080	3.1%
Average daily census	2,994.0	3,054.3	-2.0%	14,332.0	13,945.4	2.8%
Occupancy-licensed beds	53.8%	54.9%	-1.9%	74.0%	71.8%	2.9%
Admissions	245,234	250,278	-2.0%	374,865	356,856	5.0%
Length of stay	4.5	4.5	0.3%	14.0	14.3	-1.9%

Inpatient revenue	$12,406,567	$11,770,248	5.4%	$5,764,370	$5,507,730	4.7%
Outpatient revenue	6,134,615	5,431,146	13.0%	646,177	606,877	6.5%
Total patient revenue	18,541,182	17,201,394	7.8%	6,410,547	6,114,607	4.8%
Other revenue	99,233	77,476	28.1%	143,061	139,912	2.3%
Gross hospital revenue	18,640,415	17,278,870	7.9%	6,553,608	6,254,519	4.8%

Total deductions	14,543,716	13,336,401	9.1%	3,002,097	2,867,700	4.7%

Net hospital revenue before provision for doubtful accounts	$4,096,699	$3,942,469	3.9%	$3,551,511	$3,386,819	4.9%

Provision for doubtful accounts	$635,283	$518,512	22.5%	$91,370	$77,957	17.2%

Net hospital revenue	3,461,416	3,423,957	1.1%	3,460,141	3,308,862	4.6%

SAME FACILITY:

	ACUTE (1)			BEHAVIORAL HEALTH (2)
	12/31/12	12/31/11	% change	12/31/12	12/31/11	% change

Hospitals owned and leased	23	23	0.0%	172	172	0.0%
Average licensed beds	5,563	5,566	-0.1%	18,864	18,798	0.4%
Patient days	1,095,804	1,114,820	-1.7%	5,110,604	5,060,579	1.0%
Average daily census	2,994.0	3,054.3	-2.0%	13,963.4	13,864.6	0.7%
Occupancy-licensed beds	53.8%	54.9%	-1.9%	74.0%	73.8%	0.4%
Admissions	245,234	250,278	-2.0%	364,907	347,757	4.9%
Length of stay	4.5	4.5	0.3%	14.0	14.6	-3.8%

(1)	Auburn is excluded in both current and prior years. Hospital count previously reflected number of licenses we have revised to reflect number of hospitals.
(2)	King George School, Marion, Pennsylvania Clinical School, San Juan Capestrano, Brook Glen Behavioral Hospital, Jefferson Train, Manatee Palms Group Homes, the Peaks and the Ascend facilities are excluded in both current and prior years.